UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 23, 2021

COMPASS DIVERSIFIED HOLDINGS
(Exact name of registrant as specified in its charter)

Delaware	001-34927	57-6218917
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

COMPASS GROUP DIVERSIFIED
HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Delaware	001-34926	20-3812051
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
301 Riverside Avenue
Second Floor
Westport, CT 06880
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (203)
221-1703

Check the appropriate box below if the Form
8-K
is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Shares representing beneficial interests in Compass Diversified Holdings	CODI	New York Stock Exchange
Series A Preferred Shares representing beneficial interests in Compass Diversified Holdings	CODI PR A	New York Stock Exchange
Series B Preferred Shares representing beneficial interests in Compass Diversified Holdings	CODI PR B	New York Stock Exchange
Series C Preferred Shares representing beneficial interests in Compass Diversified Holdings	CODI PR C	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1    Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement
Indenture
On March 23, 2021, Compass Group Diversified Holdings LLC (the “
Company
”) consummated the issuance and sale of $1,000,000,000 aggregate principal amount of its 5.250% Senior Notes due 2029 (the “
Notes
”) offered pursuant to a private offering to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “
Securities Act
”), and
to non-U.S. persons
under Regulation S under the Securities Act. The Company will use the net proceeds from the sale of the Notes to repay debt under its existing credit facilities in connection with a concurrent refinancing transaction described below and to redeem its 8.000% Senior Notes due 2026 (the “
2026 Notes
”).
The Notes were issued pursuant to an indenture, dated as of March 23, 2021 (the “
Indenture
”), between the Company and U.S. Bank National Association, as trustee (the “
Trustee
”). A copy of the Indenture (including the form of Note) is filed as Exhibit 4.1 to this Current Report on
Form 8-K. The
description of the Indenture in this report is a summary and is qualified in its entirety by the terms of the Indenture.
The Notes will bear interest at the rate of 5.250% per annum and will mature on April 15, 2029. Interest on the Notes is payable in cash on April 15 and October 15 of each year, beginning on October 15, 2021.
At any time prior to April 15, 2024, the Company may on any one or more occasions redeem up to 40% of the aggregate principal amount of the Notes outstanding under the Indenture (provided that at least 50% of the Notes issued under the Indenture remain outstanding), at a redemption price equal to 105.250% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but not including, the redemption date, with the net cash proceeds of one or more “equity offerings” (as defined in the Indenture), subject to certain conditions. At any time prior to April 15, 2024, the Company may also redeem the Notes at its option, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus the “applicable premium” (as defined in the Indenture) as of, and accrued and unpaid interest to, but not including, the applicable redemption date. On or after April 15, 2024, the Company may redeem all or a part of the Notes, on any one or more occasions, at the redemption prices set forth in the Indenture, beginning at 102.625% of the principal amount of the Notes to be redeemed if redeemed during the twelve-month period beginning on April 15, 2024 and decreasing over the succeeding two years to 100.0% of the principal amount to be redeemed beginning on or after April 15, 2026, plus, in each case, accrued and unpaid interest thereon, if any, to, but not including, the applicable redemption date.
Upon a change of control, as defined in the Indenture, the Company will be required to make an offer to purchase the Notes at a purchase price equal to 101% of the principal amount of the Notes on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase.
The Notes are general senior unsecured obligations of the Company and are not guaranteed by the subsidiaries through which the Company currently conducts substantially all of its operations. The Notes rank equal in right of payment with all of the Company’s existing and future senior unsecured indebtedness, and rank senior in right of payment to all of the Company’s future subordinated indebtedness, if any. The Notes will be effectively subordinated to the Company’s existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness, including the indebtedness under the Company’s credit facilities described below.
The Indenture contains several restrictive covenants including, but not limited to, limitations on the following: (i) the incurrence of additional indebtedness, (ii) payment of dividends or other restricted payments, (iii) the purchase, redemption or retirement of capital stock or subordinated debt, (iv) asset sales, mergers or consolidations, (v) transactions with affiliates, (vi) incurring liens, (vii) entering into sale-leaseback transactions, (viii) providing subsidiary guarantees and (ix) making certain investments, subject in each case to certain exceptions.

The Indenture contains customary terms that upon certain events of default occurring and continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the principal of the Notes and any accrued and unpaid interest through the date of such declaration immediately due and payable. In the case of certain events of bankruptcy or insolvency relating to the Company, the principal amount of the Notes, together with any accrued and unpaid interest thereon through the occurrence of such event, will automatically become and be immediately due and payable.
Amended and Restated Credit Agreement
On March 23, 2021 (the “
Closing Date
”), the Company entered into a Second Amended and Restated Credit Agreement (the “
Credit Agreement
”) with the lenders from time to time party thereto (the “
Lenders
”), Bank of America, N.A., as Administrative Agent (the “
Agent
”), Swing Line Lender and a letter of credit issuer, which Credit Agreement amended and restated that certain Amended and Restated Credit Agreement originally dated as of April 18, 2018 (as previously amended, the “
Prior Credit Agreement
”).
The Credit Agreement provides for revolving loans, swing line loans and letters of credit (the “
Revolving Line of Credit
”) up to a maximum aggregate amount of $600 million (the “
Revolving Loan Commitment
”). All amounts outstanding under the Revolving Line of Credit will become due on March 23, 2026, which is the maturity date of loans advanced under the Revolving Line of Credit and the termination date of the Revolving Loan Commitment. The Credit Agreement also permits the Company, prior to the applicable maturity date, to increase the Revolving Loan Commitment and/or obtain term loans in an aggregate amount of up to $250 million (the “
Incremental Loans
”), subject to certain restrictions and conditions. On the Closing Date, the initial borrowings outstanding under the Revolving Line of Credit were approximately $30 million.
The Company used the proceeds from the Credit Agreement and the proceeds from the Notes offering to pay all amounts outstanding under the Prior Credit Agreement and to pay fees and expenses incurred in connection with the Credit Agreement. Further advances under the Revolving Line of Credit and any Incremental Loans may be used to finance working capital, capital expenditures and other general corporate purposes of the Company (including to fund acquisitions of additional businesses, permitted distributions and loans by the Company to its subsidiaries) and, in the case of Incremental Loans that are term loans, to repay amounts outstanding under the Revolving Line of Credit.
The Company may borrow, prepay and reborrow principal under the Revolving Line of Credit from time to time during its term. Advances under the Revolving Line of Credit can be either Eurodollar rate loans or base rate loans. Eurodollar rate revolving loans bear interest on the outstanding principal amount thereof for each interest period at a rate per annum based on the London Interbank Offered Rate approved by the Agent (the “
Eurodollar Rate
”) for such interest period plus a margin ranging from 1.50% to 2.50%, based on the ratio of consolidated net indebtedness to adjusted consolidated earnings before interest expense, tax expense, and depreciation and amortization expenses for such period (the “
Consolidated Total Leverage Ratio
”). Base rate revolving loans bear interest on the outstanding principal amount thereof at a rate per annum equal to the highest of (i) Federal Funds rate plus 0.50%, (ii) the rate of interest in effect for such day as publicly announced from time to time by the Agent as its “prime rate”, and (iii) Eurodollar Rate plus 1.0% (the “
Base Rate
”), plus a margin ranging from 0.50% to 1.50%, based on its Consolidated Total Leverage Ratio.
The Company will pay to the Agent on a quarterly basis, for the account of each Lender in accordance with its applicable percentage of the Revolving Loan Commitment, a commitment fee equal to the product of (i) a rate ranging from 0.25% to 0.45% per annum, based on its Consolidated Total Leverage Ratio, times (ii) the actual daily amount by which the Revolving Loan Commitment exceeds the sum of (A) the outstanding amount of revolving loans plus (B) the outstanding amount of letter of credit obligations. The Company will pay to the Agent on a quarterly basis, for the account of each Lender in accordance with its applicable percentage of the Revolving Loan Commitment, a letter of credit fee equal to a rate ranging from 1.50% to 2.50%, based on its Consolidated Total Leverage Ratio, times the daily amount available to be drawn under such letters of credit (the “
Stated Amount
”). The Company will also pay to letter of credit fronting fees with respect to each letter of credit issued by the Agent and certain other administrative and agency fees.
The Credit Agreement provides for
a sub-facility under
the Revolving Line of Credit pursuant to which letters of credit may be issued in an aggregate Stated Amount not to exceed $100 million outstanding at any time. Additionally, the Credit Agreement provides for a sub-facility under
the Revolving Line of Credit pursuant to which swing line loans may be advanced in an aggregate principal amount not to exceed $25 million outstanding at any time. At no time, after giving effect to any swing line loan, may (i) the total revolving loans outstanding exceed the Company’s borrowing availability under the Credit Agreement; and (ii) any Lender’s aggregate principal amount of outstanding revolving loans, participation in letter of credit obligations and swing line loans exceed such Lender’s portion of the Revolving Loan Commitment.
The Revolving Line of Credit is secured by all of the assets of the Company, including all of its equity interests in, and loans to, its subsidiaries, pursuant to a Second Amended and Restated Security and Pledge Agreement dated as of March 23, 2021 between the Company and the Agent for the benefit of the Lenders (the “
Security Agreement
”).
Upon the occurrence of an event of default under the Credit Agreement, the Revolving Loan Commitment may be terminated and all outstanding revolving loans and other obligations under the Credit Agreement may become immediately due and payable and any letters of credit then outstanding may be required to be cash collateralized, and the Agent and the Lenders may exercise any rights or remedies available to them under the Credit Agreement, the Security Agreement or any other documents delivered in connection therewith. Any such event may materially impair the Company’s ability to conduct its business.
The foregoing brief description of the Credit Agreement is not meant to be exhaustive and is qualified in its entirety by the Credit Agreement itself, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Section 1    Registrant’s Business and Operations

Item 1.02	Termination of a Material Definitive Agreement
On March 23, 2021, the Company irrevocably deposited with U.S. Bank National Association, as trustee under the indenture, dated April 18, 2018, relating to the Company’s 2026 Notes (the “
2018 Indenture
”), an amount sufficient to pay and discharge the entire indebtedness on the 2026 Notes, together with irrevocable instructions from the Company directing the trustee to apply such funds to the payment thereof upon redemption of the 2026 Notes on April 1, 2021. The 2018 Indenture has been discharged and has ceased to be of further effect (except as to certain expressly surviving rights) as to all outstanding 2026 Notes, and the obligations of the Company under the 2018 Indenture are fully discharged and satisfied as to the 2026 Notes and the 2026 Notes are no longer deemed to be outstanding under the 2018 Indenture.
Section 2    Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant
The information contained in and incorporated into Item 1.01 above is hereby incorporated into this Item 2.03 by reference.

Section 7    Regulation FD

Item 7.01	Regulation FD Disclosure
On March 23, 2021, Compass Diversified Holdings (together with the Company, “
CODI
”) issued a press release announcing the closing of the Company’s $1 billion aggregate principal amount of the Notes through a private offering and the Company’s entry into the Credit Agreement. The full text of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
The information contained under Item 7.01, including Exhibits 99.1, is being furnished and, as a result, such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “
Exchange Act
”), or subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Section 9     Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

4.1	Indenture between Compass Group Diversified Holdings LLC and U.S. Bank National Association, dated as of March 23, 2021.

10.1	Second Amended and Restated Credit Agreement among Compass Group Diversified Holdings LLC, the financial institutions party thereto and Bank of America, N.A., dated as of March 23, 2021.

99.1	Press Release dated March 23, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2021	COMPASS DIVERSIFIED HOLDINGS

	By:	/s/ Ryan J. Faulkingham
Ryan J. Faulkingham
Regular Trustee
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2021	COMPASS GROUP DIVERSIFIED HOLDINGS LLC

	By:	/s/ Ryan J. Faulkingham
Ryan J. Faulkingham
Chief Financial Officer